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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 6, 2013

HEAVENLY HOT DOGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0674571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

801-274-1011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2013, , Heavenly Hot Dogs, Inc., a Nevada corporation (the “Company”) entered into an asset purchase agreement  (the “Asset Purchase Agreement”) by and among the Company, and Elwood Shepard, a resident of Utah (“Shepard”), and Shannon Anderson (“Anderson”), a resident of Idaho, and Herbert Christopherson, a resident of Idaho ("Christopherson"). The Asset Purchase Agreement was first executed by Shepard and the Company on September 6, 2013.

Pursuant to the Asset Purchase Agreement, the Company is to purchase two parcels of real property located in Mineral County Montana from Messrs. Anderson and Christopherson. The acres consist of approximately 32 acres of usable land. The Asset Purchase Agreement also includes the purchase of several items of mining machinery and equipment owned by Mr. Anderson. The equipment includes 235C excavator, 6ft x 40ft self-powered 200tph trammel, Oscillating panning deck, 4ft x 20ft reverse helix trammel, Fabtech pro-screen 200tph, 25 ton articulated dump truck, 175s skidsteer, Terex 8240 dozer, 20k generator, Diesel water pump 1500gpm, and miscellaneous tools, hoses, and fuel storage tanks. According to Mr. Anderson, the land and equipment being purchased is dormant, not in use, and not owned by, or used in, any operating business. The asset purchase is subject to a 2.5% net smelter mining royalty held by Floyd Short, an unrelated party who originally sold the land to Messrs. Anderson and Christopherson in 2009.

As consideration for the purchase of land and assets Christopherson and Anderson are to receive a total of 18,000,000 shares of common stock of the Company par value $0.001 per share (the “Consideration Shares”). There is no cash being exchanged in connection with the purchase.

Also on September 6, 2013, the Company entered into an assignment  (the “Nevada Claim Assignment”) by and among the Company and Avidity Holdings, L.L.C., a Utah limited liability company (“Avidity”). The Nevada Claim Assignment was executed by Mr. Shepard and the Company on September 6, 2013.

Pursuant to the Nevada Claim Assignment, the Company purchased 6 un-patented lode “DB” claims, located in the Current Creek Mining District, Nye County, Nevada, Claim numbers; NMC 1088266, NMC 1088268,NMC 1088271, NMC 1088272, NMC 1088273, NMC 1088274. There is no business relating to these claims and there have been no known historical attempts to develop or exploit the mineral, if any, underlying the claims.

As consideration for the purchase of the claims land and assets Avidity is to receive a total of 2,270,134 shares of common stock of the Company par value $0.001 per share (the “Claim Consideration Shares”). There is no cash being exchanged in connection with the purchase.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

On September 9, 2013, the Company closed the Asset Purchase Agreement to acquire land and personal property described in Item 1.01 of this report. The Company paid to the seller 18,000,000 shares of its common stock and no cash to compete the transaction.

On September 9, 2013, the Company closed the Nevada Claim Assignment to acquire the 6 mineral claims described in Item 1.01 of this report. The Company paid to the seller 2,270,134 shares of its common stock and no cash to compete the transaction.

We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of the gold mine pursuant to the terms of the Assert Purchase Agreement.  As a result of such acquisition, our operations our now focused on the ownership and operation of the acquired assets set out in Item 1.01 of this Report. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above. In addition, on September 9, 2013, the Company entered into a consulting agreement with Red Rock Servicing, Inc. wherein Red Rock was issued 1,529,866 shares of the Company’s common stock as a prepaid consulting fee. In addition, the Company issued 200,000 shares of common stock to Britany Puzzi as a consulting fee.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act. The transactions did not involve a public offering, no underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

Item 5.01 Changes in Control of Registrant.

In connection with the Asset Purchase Agreement described in Item 1.01 above, on September 9, 2013, Shannon Anderson acquired control of the Company by receiving 13,000,000 shares. The issuance to Mr. Anderson was related to the purchase of his interests in real and personal property purchased by the Company as part of the Asset Purchase Agreement. As a part of the transaction, Mr. “Chris” Herbert Christopherson received 5,000,000 shares of our common stock relating to his agreement to transfer his rights in the land purchase by the Company as a part of the Asset Purchase Agreement. As a result of the foregoing, Messrs. Anderson and Christopherson now collectively own 18,000,000 or 79.1% of our 22,749,350 outstanding shares. Messrs. Anderson and Christopherson were also appointed to fill vacancies on the Company’s board of directors. The 18,000,000 million shares were issued out of our authorized treasury shares. Prior to this change of control, Elwood Shepard controlled a majority of both our common stock and our board of directors as its sole member.

At the time he executed the Asset Purchase Agreement, Mr. Shepard elected Mr. Shannon Anderson, Herbert “Chris” Christopherson, Britany Puzzi, and Don Spivey to fill vacancies on the Board of Directors and also tendered his resignation. Mr. Anderson was also told by a securities brokerage firm that the firm intended to raise money for the Company if the Asset Purchase Agreement closed. However, no party is contractually obligated to raise any funds for the Company. Other than the foregoing, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other material matters.

Business Development

References to “we,” “us,” “our” or the “Company” in this report refer to Heavenly Hot Dogs, Inc., a Nevada corporation.

History - The Company was incorporated under the laws of the State of Delaware on April 2, 1987 as BK Ventures, Inc. and was organized to create a corporate vehicle to seek and acquire a business opportunity. In March 1988, The Company completed a public offering of 15,785,667 units at $.015 per unit.  Each unit consisted of one share of common stock, three A warrants to purchase three shares of common stock at $.25 per share, and three B warrants to purchase three shares of common stock at $.05 per share. The A warrants had an expiration date of March 24, 1989, while the B warrants had an expiration date of March 24, 1990.

On May 20, 1988 the Company acquired approximately 93.4% of the outstanding shares of Heavenly Hot Dogs, Inc. (HHD), a Colorado corporation, incorporated on March 11, 1985.  On June 30, 1988 the Company agreed to issue an additional 13,464,000 shares of its common stock in exchange for the remaining 6.6% outstanding shares of HHD.  On June 3, 1988 HHD changed its name from Heavenly Hot Dogs, Inc. to HHD, Inc.  On June 7, 1988, the Company changed its name from BK Ventures, Inc. to Heavenly Hot Dogs, Inc.  As a result of the acquisition of HHD, there was a complete change in control of the Company, as HHD’s officers and directors replaced the Company’s officers and directors.

HHD operated as a subsidiary of the Company and attempted to manufacture self-contained fiberglass buildings which would provide for walk-up and drive-thru sales of premium Chicago style hot dogs and related fast food products.  The Company planned to sell franchises for the retail sale of its Chicago style hot dogs.  The Company discontinued these operations during 1990 and has been inactive since that time.  The Company is currently seeking potential business ventures. The Company is considered to have re-entered into a new development stage on January 1, 1991.  The Company’s management failed to complete annual reports with the State of Delaware and Colorado, of which both had suspended the Company’s charter with the states.

In December 1999 the sole officer and director of the Company resigned and selected new management.  In March 2000, the new management brought the Company current in its reporting with the State of Delaware, which has reinstated the Company’s charter.

In June 2000, the Company’s officers and directors resigned and selected new management. The Company also changed its domicile from Delaware to Nevada in June 2000.

In March 2001, the Company effected a one for ten thousand reverse stock split. No shareholder of record was reversed below one hundred shares. All shareholders with less than one hundred pre-split shares were not affected by the reverse.

On July 1, 2002, the Company effected a reverse acquisition with Trapper’s Pizza, Inc., a Utah corporation. Trapper’s Pizza, LLC was organized as a Limited Liability Company on February 24, 2002 in the State of Utah. On July 1, 2002 Trapper’s Pizza, LLC filed articles of conversion with the State of Utah, which dissolved the LLC and organized the corporation.

On February 18, 2003, the Company filed a lawsuit in the Third District Court in Salt Lake City, Utah, against Trapper’s Pizza, Inc., and its sole officer and director, Trabert S. Turner, to rescind the acquisition with Trapper’s Pizza, Inc., to be effective December 31, 2002, based upon materially inaccurate disclosures made prior to the acquisition during the Company’s due diligence.  On March 4, 2003, Trapper’s Pizza, Inc. and Trabert S. Turner entered into a Stipulation with the Company, agreeing to a rescission of the acquisition agreement.  A stipulated Order and Judgment was prepared and delivered for signature and entry by the Third District Court, to formally rescind the acquisition as of December 31, 2002. The Court signed the Order and Judgment on March 4, 2003.  Entry of the Order and Judgment returned the Company back to the status it was immediately prior to the reverse acquisition of Trapper’s Pizza, Inc.

As a result of the foregoing, the Company has had no business operations until the acquisition of assets described herein.

Recent Developments

We are now a mining exploration stage company engaged in the acquisition, exploration, and development of mineral properties, primarily for gold, from owned mining properties.  We acquired a project relating to the Asset Purchase Agreement and claims to a potential second project in Nevada. We have not generated revenue from mining operations. We also plan to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential.

Competitive Business Conditions. We have not commenced any operations in connection with mining or in any way exploiting our newly acquired mineral claims and properties. If and when we do commence such operations, we will compete with many companies in the mining business, including larger, more established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States and other areas where we may conduct exploration activities.  Because we compete with individuals and companies that have greater financial resources and larger technical staffs, we may be at a competitive disadvantage in acquiring desirable mineral properties.  From time to time, specific properties or areas that would otherwise be attractive to us for exploration or acquisition are unavailable due to their previous acquisition by other companies or our lack of financial resources.  Competition in the mining industry is not limited to the acquisition of mineral properties but also extends to the technical expertise to find, advance, and operate such properties; the labor to operate the properties; and the capital needed to fund the acquisition and operation of such properties.  Competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees, to obtain equipment and personnel to assist in our exploration activities or to acquire the capital necessary to fund our operation and advance our properties.  Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.  The mineral exploration industry is highly fragmented, and we are an extremely small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Substantially all them have been in the mining business longer than we have and many have established strategic partnerships and relationships and have greater financial resources than we do.

There is significant competition for properties suitable for gold exploration. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable. We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as drill rigs, bulldozers and excavators that we will need to conduct exploration.  If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Market for Gold

In the event that gold is produced from our property, we believe that wholesale purchasers for the gold would be readily available. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. Historically, these markets are liquid and volatile. Wholesale purchase prices for precious metals can be affected by a number of factors, all of which are beyond our control, including but not limited to:

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fluctuation in the supply of, demand and market price for gold;

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mining activities of our competitors;

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sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;

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interest rates;

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currency exchange rates;

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inflation or deflation;

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fluctuation in the value of the United States dollar and other currencies; and

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political and economic conditions of major gold or other mineral-producing countries.

If we find gold that is deemed of economic grade and in sufficient quantities to justify removal, we may seek additional capital through equity or debt financing to build a mine and processing facility, or enter into joint venture or other arrangements with large and more experienced companies better able to fund ongoing exploration and development work, or find some other entity to mine our property on our behalf, or sell or lease our rights to mine the gold. Upon mining, the ore would be processed through a series of steps that produces a rough concentrate. This rough concentrate is then sold to refiners and smelters for the value of the minerals that it contains, less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open market through brokers who work for wholesalers including the major wholesalers listed above. We have not commenced any search, much less found, any gold as of today, and there is no assurance that we will find any gold in the future.

Compliance with Government Regulation

Mining Operations.   The operation of mines is governed by both federal and state laws.  We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally.  Federal laws, such as those governing the purchase, transport or storage of explosives, and those governing mine safety and health, also apply. If and when the mines come into production we will also be subject to the rules and regulations of the Mine Safety and Health Administration, a Division of the United States Department of Labor.

Environmental Laws.   Mining activities at the Company’s properties are also subject to various environmental laws, both federal and state, including but not limited to the federal National Environmental Policy Act, CERCLA (as defined below), the Resource Recovery and Conservation Act, the Clean Water Act, the Clean Air Act and the Endangered Species Act, and certain Idaho state laws governing the discharge of pollutants and the use and discharge of water.  Various permits from federal and state agencies are required under many of these laws.  Local laws and ordinances may also apply to such activities as construction of facilities, land use, waste disposal, road use and noise levels.

These laws and regulations are continually changing and, as a general matter, are becoming more restrictive.  The Company’s policy is to conduct our business in a manner that safeguards public health and mitigates the environmental effects of our business activities.  To comply with these laws and regulations, we have made, and in the future may be required to make, capital and operating expenditures.

The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 , as amended (CERCLA), imposes strict, joint, and several liability on parties associated with releases or threats of releases of hazardous substances.  Liable parties include, among others, the current owners and operators of facilities at which hazardous substances were disposed or released into the environment and past owners and operators of properties who owned such properties at the time of such disposal or release.  This liability could include response costs for removing or remediating the release and damages to natural resources.  Our properties, because of past mining activities, could give rise to potential liability under CERCLA.

Under the Resource Conservation and Recovery Act (RCRA) and related state laws, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous or solid wastes associated with certain mining-related activities.  RCRA costs may also include corrective action or clean up costs.

Mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, such as crushers and storage facilities, and from mobile sources such as trucks and heavy construction equipment.  All of these sources are subject to review, monitoring, permitting, and/or control requirements under the federal Clean Air Act and related state air quality laws.  Air quality permitting rules may impose limitations on our production levels or create additional capital expenditures in order to comply with the permitting conditions.

Under the federal Clean Water Act and the delegated Colorado water-quality program, point-source discharges into waters of the State are regulated by the National Pollution Discharge Elimination System (NPDES) program.  Stormwater discharges also are regulated and permitted under that statute.   Section 404 of the Clean Water Act regulates the discharge of dredge and fill material into Waters of the United States, including wetlands.  All of those programs may impose permitting and other requirements on our operations.

The National Environmental Policy Act (NEPA) requires an assessment of the environmental impacts of major federal actions.  The federal action requirement must be satisfied if the project involves federal land or if the federal government provides financing or permitting approvals.  NEPA does not establish any substantive standards, but requires the analysis of any potential impacts.  The scope of the assessment process depends on the size of the project.  An Environmental Assessment (EA) may be adequate for smaller projects. An Environmental Impact Statement (EIS), which is much more detailed and broader in scope than an EA, is required for larger projects. NEPA compliance requirements for any of our proposed projects could result in additional costs or delays.

The Endangered Species Act (ESA) is administered by the U.S. Fish and Wildlife Service of the U.S. Department of Interior. The purpose of the ESA is to conserve and recover listed endangered and threatened species and their habitat. Under the ESA, endangered means that a species is in danger of extinction throughout all or a significant portion of its range. The term threatened under such statute means that a species is likely to become endangered within the foreseeable future. Under the ESA, it is unlawful to take a listed species, which can include harassing or harming members of such species or significantly modifying their habitat. Future identification of endangered species or habitat in our project areas may delay or adversely affect our operations.

U.S. federal and state reclamation requirements often mandate concurrent reclamation and require permitting in addition to the posting of reclamation bonds, letters of credit or other financial assurance sufficient to guarantee the cost of reclamation. If reclamation obligations are not met, the designated agency could draw on these bonds or letters of credit to fund expenditures for reclamation requirements. Reclamation requirements generally include stabilizing, contouring and re-vegetating disturbed lands, controlling drainage from portals and waste rock dumps, removing roads and structures, neutralizing or removing process solutions, monitoring groundwater at the mining site, and maintaining visual aesthetics.

Time Spent During the Last Two Fiscal Years on Research and Development Activities

None; not applicable

Number of Total Employees and Number of Full-Time Employees

None

ITEM 1A.  RISK FACTORS.

Our business is subject to numerous risk factors, including the following.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated any revenues. As an early stage company, which has recently made an acquisition, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Our stock is subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   Our stock is subject to Penny Stock trading rules, and investors will experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:

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is not listed on a national securities exchange or Nasdaq;

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is listed in “pink sheets” or on the NASD OTC Bulletin Board;

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has a price per share of less than $5.00; and

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is issued by a company with net tangible assets less than $5 million.

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The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

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determination of the purchaser’s investment suitability;

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delivery of certain information and disclosures to the purchaser; and

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receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

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Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis.  When our common stock becomes subject to the penny stock trading rules,

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such rules may materially limit or restrict the ability to resell our common stock, and

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the liquidity typically associated with other publicly traded equity securities may not exist.

It is possible that a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

We have not commenced any mining operations and none of our properties have generated revenue in the recent past, we expect to incur additional losses in the foreseeable future, and such losses may continue to be significant. To become profitable, we must be successful in raising capital to commence our mining efforts, exploration activities, discover economically feasible mineralization deposits and establish reserves, successfully develop the properties and finally realize adequate prices on our minerals in the marketplace.  It could be years before we receive any revenues from gold production, if ever. Thus, we may never be profitable.

These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent registered public accounting firm's report on our audited financial statements as of and for the year ended December 31, 2012.  If we are unable to continue as a going concern, investors will likely lose all of their investment in our company.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated any revenues. As an early stage company, which has recently made an acquisition, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

The feasibility of mineral extraction from our Mineral County Montana property or  unpatented Nevada claims have not yet been established; as we have not completed exploration or other work necessary to determine if it is commercially feasible to develop the properties. We are currently a mining exploration stage company. Neither our Mineral County Montana property nor Nevada claims have any proven or probable reserves.  A “reserve,” as defined by the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not yet completed our feasibility study with regard to our Mineral County Montana property or Nevada claims.  As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on our Mineral County Montana property or relating to our Nevada claims.

Exploring for gold is an inherently speculative business. Natural resource exploration, and exploring for gold in particular, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other resources which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

We may never find commercially viable gold or other reserves. Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We cannot assure you that any future mineral exploration and development activities will result in any discoveries of proven or probable reserves as defined by the SEC since such discoveries are remote. Nor can we provide any assurance that, even if we discover commercial quantities of mineralization, a mineral property will be brought into commercial production. Development of our mineral properties will follow only upon obtaining sufficient funding and satisfactory exploration results.

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations. We will be required to raise significantly more capital in order to develop our Mineral County Montana property for mining production assuming that economically viable reserves exist. If we are unable to obtain the required financing in the near future for these or other purposes, our exploration activities would be delayed or indefinitely postponed, which may eventually lead to failure of our Company. Even if financing is available, it may be on terms that are not favorable to us, in which case, our ability to become profitable or to continue operating would be adversely affected. If we are unable to raise funds to continue our exploration and feasibility work on our Mineral County Montana property or our Nevada claims, or if commercially viable reserves are not present, the market value of our securities will likely decline, and our investors may lose some or all of their investment.

Fluctuating gold and mineral prices could negatively impact our business plan. The potential for profitability of our gold and mineral mining operations and the value of any mining properties we may acquire will be directly related to the market price of gold and minerals that we mine. Historically, gold and other mineral prices have widely fluctuated, and are influenced by a wide variety of factors, including inflation, currency fluctuations, regional and global demand and political and economic conditions. Fluctuations in the price of gold and other minerals that we mine may have a significant influence on the market price of our common stock and a prolonged decline in these prices will have a negative effect on our results of operations and financial condition.

Our business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time. All of our intended mining related operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause you to lose your investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not yet purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities). However, if we mine one or more of our properties and retain operational responsibility for mining, then such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws.

We may be denied the government licenses and permits which we need to explore on our properties.  In the event that we discover commercially exploitable deposits, we may be denied the additional government licenses and permits which we will need to mine our properties. Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims, such as the six claims we acquired in Nevada, requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

The values of our properties are subject to volatility in the price of gold and any other deposits we may seek or locate. Our ability to obtain additional and continuing funding, and our profitability in the unlikely event we ever commence mining operations or sell our rights to mine, will be significantly affected by changes in the market price of gold. Gold prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of our properties impracticable. If that happens, then we could lose our rights to our properties and be compelled to sell some or all of these rights. Additionally, the future development of our properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is that you will lose money.

Our property titles may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property titles. We have not fully verified title to our properties. Our future unpatented claims will be created and maintained in accordance with the federal General Mining Law of 1872. Unpatented claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Defending any challenges to our future property titles may be costly, and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our properties. We are not insured against challenges, impairments or defects to our property titles, nor do we intend to carry extensive title insurance in the future. Potential conflicts to our mineral claims are discussed in detail elsewhere herein.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan. The U.S. Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which we might be subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 8% of gross revenue on new mining operations located on federal public land, which might have applied to our future properties. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which we might find on our future properties. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on our business model.

Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other resources. Gold exploration, and resource exploration in general, has demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities.  While we have acquired some equipment, it may provide insufficient for our needs. In addition, we have no mining equipment in Nevada or in reasonable proximity to our unpatented claims there. Our management believes that current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

We may not be able to maintain the infrastructure necessary to conduct exploration activities. Our exploration activities depend upon adequate infrastructure.  In particular, our 6 unpatented Nevada claims are in a remote area. Nevertheless, in all areas in which we intend to operate, reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climates, which could prevent or impair us from exploring our properties year round. The local climate Mineral County Montana and Nevada may impair or prevent us from conducting exploration activities on our properties year round. Because of its rural location and limited infrastructure in these areas, our property may be generally impassible for several days, weeks or even months, per year as a result of significant rain or snow events. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our properties, or may otherwise prevent us from conducting exploration activities on our properties.

We do not currently carry any property or casualty insurance. Our business is subject to a number of risks and hazards generally, including but not limited to adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to our properties, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. You could lose all or part of your investment if any such catastrophic event occurs. We do not carry any property or casualty insurance at this time (except that we will carry all insurances that we are required to by law, such as motor vehicle and workers compensation plus other coverage that may be in the best interest of the Company). Even if we do obtain insurance, it may not cover all of the risks associated with our operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration and operations are often not available to us or to other companies in our business on acceptable terms. Should any events against which we are not insured actually occur, we may become subject to substantial losses, costs and liabilities which will adversely affect our financial condition.

Reclamation obligations on our property could require significant additional expenditures. We expect to be responsible for the reclamation related to any exploratory and mining activities relating to our Mineral County Montana property and Nevada claims. Since we have not yet begun exploration activities, we cannot estimate these costs at this time.  The satisfaction of current and future bonding requirements and reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further that increases to our bonding requirements or excessive actual reclamation costs will negatively affect our financial position and results of operation.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of our property. Our ability to explore and mine future leased and optioned properties depends on the validity of title to that property. While Our Mineral County Montana property consists of patented mining claims, future unpatented mining claims, such as our six Nevada claims, are effectively only a lease from the federal government to extract minerals; thus an unpatented mining claim is subject to contest by third parties or the federal government. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, failure to meet statutory guidelines, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. Thus, there may be challenges to the title to future properties which, if successful, could impair development and/or operations.

Our ongoing operations and past mining activities of others are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations. Mining exploration and exploitation activities are subject to federal, state and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Exploration and exploitation activities are also subject to federal, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.

Environmental and other legal standards imposed by federal, state or local authorities are constantly evolving, and typically in a manner which will require stricter standards and enforcement, and increased fines and penalties for non-compliance. Such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Unknown environmental hazards may exist on Our Mineral County Montana property, or we may acquire properties in the future that have unknown environmental issues caused by previous owners or operators, or that may have occurred naturally.

Our Mineral County Montana property is subject to royalties on production. As part of our purchase of our Mineral County Montana property we granted a Net Smelter Royalty ("NSR") of 2.5%. In addition, historical royalties may be asserted by third-parties against both our Montana and Nevada assets, which are currently unknown to us.

Our industry is highly competitive, attractive mineral lands are scarce and we may not be able to obtain quality properties. We compete with many companies in the mining industry, including large, established mining companies with capabilities, personnel and financial resources that far exceed our limited resources. In addition, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in the United States, and other areas where we may conduct exploration activities. We are at a competitive disadvantage in acquiring mineral properties, since we compete with these larger individuals and companies, many of which have greater financial resources and larger technical staffs. Likewise, our competition extends to locating and employing competent personnel and contractors to prospect, develop and operate mining properties. Many of our competitors can offer attractive compensation packages that we may not be able to meet. Such competition may result in our company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

We depend on Mr. Anderson and the loss of his services could adversely affect our business. Our company is completely dependent on our Chief Executive Officer, Shannon Anderson, who is also a member of our Board of Directors. As of the date of this report, we do not employ anyone other than Mr. Anderson in day-to-day operations. Thus, the loss of Mr. Anderson is likely to significantly and adversely affect our business, and could result in a complete failure of the Company.  We do not carry any life insurance on the life of Mr. Anderson.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations. Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of economically feasible mineralization. Few properties that are explored are ultimately advanced to the stage of producing mines. We are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties such as, but not limited to:

●            economically insufficient mineralized material;

●            fluctuations in production costs that may make mining uneconomical;

●            labor disputes;

●            unanticipated variations in grade and other geologic problems;

●            environmental hazards;

●            water conditions;

●            difficult surface or underground conditions;

●            industrial accidents; personal injury, fire, flooding, cave-ins and landslides;

●            metallurgical and other processing problems;

●            mechanical and equipment performance problems; and

●            decreases in revenues and reserves due to lower gold and mineral prices.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

Our planned operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property. Our planned operations and exploration activities on both our Mineral County Montana property and in relation to our Nevada claims, are expected to require permits from the state and federal governments. We may be unable to obtain these permits in a timely manner, on reasonable terms or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of our Mineral County Montana property and Nevada claims will be adversely affected.

ITEM 1B.  UNRESOLVED STAFF COMMENTS.

None.

ITEM 2.  PROPERTIES.

Please see description of our properties in Items 1.01 in this Report. We expect to acquire offices in Idaho or Montana in connection with our newly acquired properties there. The Company has not had to rent office space. Our Transfer Agent, Action Stock Transfer, is allowing the Company to use its address as the Company’s mailing address, as needed, at no cost to the Company.

LEGAL PROCEEDINGS.

The Company is not the subject of any pending legal proceedings; and to the knowledge of management, no proceedings are presently contemplated against the Company by any federal, state or local governmental agency.

Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to the Company.

MINE SAFETY DISCLOSURES

Not applicable.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board, under the trading symbol “HHDG”. There has been no historic active trading of our stock. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Holders

The number of record holders of the Company’s common stock as of September 10, 2013 was approximately 912; this number does not include an indeterminate number of stockholders whose shares are held by brokers in street name.  The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

There are no present material restrictions that limit the ability of the Company to pay dividends on common stock or that are likely to do so in the future. The Company has not paid any dividends with respect to its common stock, and does not intend to pay dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

SELECTED FINANCIAL DATA.

Since we are a “smaller reporting company,” as defined by SEC regulation, we are not required to provide the information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

FORWARD-LOOKING STATEMENTS

The statements made below with respect to our outlook for fiscal 2012 and beyond represent “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, whether we will be able to generate sufficient cash flow from our operations or other sources to fund our working capital needs, maintain existing relationships with our lender, successfully introduce and attain market acceptance of any new products, attract and retain qualified personnel both in our existing markets and in new territories in an extremely competitive environment, and potential obsolescence of our technologies.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this report to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based.  We qualify all of our forward-looking statements by these cautionary statements.

Plan of Operation

The Company is seeking to develop its recently acquired mining related assets. In order to develop the assets, the Company has assembled a management team familiar with mining operations, including Shannon Anderson who has decades of experience with mining operations; Chris Christopherson, an “assayer” with significant experience with analysis of mineral or ore samples to ascertain its content of precious metals or minerals, such as gold; and, Britany Puzzi who is experienced with back office operations of mining concerns.   The Company must obtain funding in order to commence meaningful mining operations and implement its recent plan to attempt to extract precious metals first from the Mineral County Montana property and later, from the Nevada claims, if determined to be feasible. There is no assurance that any investment that we make in our Mineral County Montana property or relating to our Nevada claims will be financially productive.  Our ability to obtain necessary funding depends upon a number of factors, including the price of gold and other base metals and minerals which we are able to mine, the status of the national and worldwide economy and the availability of funds in the capital markets.

Liquidity and Capital Resources

The Company remains in the development stage and has experienced no significant change in liquidity or capital resources or stockholders’ equity since re-entering of development stage. The Company anticipates that it needs approximately $1 million to commence meaningful mining operations and another thirty thousand dollars minimum for the next twelve months to cover its reporting obligations. The Company’s balance sheet as of June 30, 2013, reflects total assets of $0. The Company has no cash or line of credit, other than that which present management may agree to extend to or invest in the Company.  The Company will carry out its business plan as discussed above. The Company cannot predict to what extent its liquidity and capital resources will be diminished in connection with its newly acquired assets or whether its capital will be further depleted by the operating losses (if any) of the business entity which the Company  may eventually acquire.

Results of Operations

In the past several years, the Company has engaged in no significant operations other than maintaining its reporting status with the SEC and seeking a business combination.  No revenues were received by the Company during the period.

The Company had a net loss of $18,249 for the year ended December 31, 2012 as compared to a loss of $16,977 for the period in 2011. The losses for both periods are comprised of legal, accounting, XBRL and professional expenses required to perform its reporting obligations.

The Company anticipates that until it is funded and the mining activities described herein are commenced, it will not generate revenues, and may continue to operate at a loss depending upon the performance of the mining operations.

The Company received related party advances in the past several years. As of the date of this report, the Company has liabilities of approximately $250,000. These funds are due and payable in April 2014.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, results of operations or liquidity.

Need For Additional Financing

As described herein, the Company requires financing in order to meet debt obligations and finance its mining operations. The Company has no existing capital sufficient to allow it to develop its mining activities. There is no assurance that we can raise sufficient funds necessary to develop our operations.  No party is under any obligation to extend credit to the Company and/or invest in the Company, there is no assurance that such credit or investment will occur or that it will be sufficient to operate.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Please refer to our annual report filed on Form 10-K on March 13, 2013.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

The Company has had no disagreements with its certified public accountants with respect to accounting practices or procedures or financial disclosure.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Identification of Directors and Executive Officers

The following table sets forth, the names and the nature of all positions and offices held by all directors and executive officers of the Company as of the date hereof, and the period or periods  during which each such director or executive officer served in his or her respective positions.

Name and age	Position and background
Shannon Anderson, 42

Chief Executive Officer and Director

Mr. Anderson has work for over twenty-five years in the mining and construction business with a family history of mining dating as far back as the late 1800’s. For the past twenty years, Mr. Anderson has specialized in fine gold recovery, consulting and developing mines in the pacific North West with a proven ability to increase recovery and production on gold mining properties. Mr. Anderson has strong management skills and professional ethics and strong analytical and problem solving skills. In addition to Mr. Anderson’s twenty years of experience in fine gold recovery and processing, he has nearly eight years of experience in precious metals refining, fifteen years of experience consulting small and large scale mining companies, and twenty-five years of experience in exploration and location of precious mineral deposits.

Herbert “Chris” Christopherson, 64

Vice-President and Director

Mr. Christopherson has been working as an assayer in the mining industry for over 40 years. Mr. Christopherson’s skills include bullion assaying, placer gold analysis, claim validations, patent proceedings, lab audits, legal testimony, national round robin samples, and international round robin samples.

Mr. Christopherson is Assayer to Colorado School of Mines, Assayer to Montana Tech School of Mines, and Consultant to University of Idaho to begin a certification program for assayers.

Don Spivey, 52

Chief Financial Officer and Director

Mr. Spivey is a partner at Golden Beneficial Securities and Augusta Securities. In November 2012, Mr. Spivey took over all management of the firm. His responsibilities include budgeting, advertising, human resource responsibilities, FINRA and SEC oversight, customer acquisitions, broker settlements, accounting, and training. Mr. Spivey earned his bachelors in arts in Business Management from Rice University in 1983.

Britany Puzzi, 22

Secretary and Director

Ms. Puzzi is very familiar with mining business and operations. She has experience in setting up expenses and income statements for project. She has five years of experience in operating mining equipment and has ran recovery plants and crushing circuits. Ms. Puzzi has consulted on a number of mining projects, including the Eureka Project in Sumpter, Oregon, the Levitt Mine near Wenatchee, Washington, a project in Holbert, California, the Ponderosa Project in Dixie, Idaho, a project near the Ruby Mine in Northern California, and a project in Sagle, Idaho.

Family Relationships

Mr. Anderson and Ms. Puzzi are father and daughter. No other family relationships exist among our directors or executive officers.

Term of Office

The term of office of the current directors shall continue until new directors are elected or appointed.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, person nominated to become a director, executive officer, promoter or control person of the Company:

(1) Was a general partner or executive officer of any business by or against which any bankruptcy  petition was filed, whether at the time of such filing or two years prior thereto;

(2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated,  of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) Was found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Financial Expert

The Company has no audit committee financial expert, as defined under Section 228.401, serving on its audit committee because it has no audit committee and is not required to have an audit committee because it is not a listed security as defined in Section 240.10A-3.

Code of Ethics

We have a Code of Ethics which was adopted in 2004 and is filed as an Exhibit (incorporated by reference) to this report.

EXECUTIVE COMPENSATION

No current or prior officer or director has received any remuneration or compensation from the Company in the past three years, nor has any member of the Company’s management been granted any option or stock appreciation right. Accordingly, no tables relating to such items have been included within this Item. None of our employees are subject to a written employment agreement nor has any officer received a cash salary since our founding.

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal periods ended December 31, 2012, 2011 and 2010. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Elwood Shepard Director, President, Secretary, Treasurer	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

There are no arrangements pursuant to which any of the Company’s directors were compensated during the Company’s last completed fiscal year or the previous two fiscal years for any service provided as director.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any former employees, officers or directors which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Certain Beneficial Owners

The following table sets forth the shareholdings of those persons who own more than five percent of the Company’s common stock as of the date hereof:

Name	# of Shares	% of Class

Avidity Holdings, L.L.C.	2,270,134	9.98%

Red Rock Servicing, Inc.	1,529,866	6.72%

All beneficial owners*	3,800,000	16.70%

* excludes management described below.

Security Ownership of Management

The following table sets forth the shareholdings of the Company’s directors and executive officers as the date hereof:

Name	# of Shares	% of Class

Herbert “Chris” Christopherson	5,000,000	21.98%

Britany Puzzi	200,000	0.88%

Shannon Anderson	13,000,000	57.14%

All directors and officers as a group	18,200,000	80.00%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE.

Transactions with Management and Others

The Company has not had to rent office space. Our transfer agent, Action Stock Transfer, is allowing the Company to use their address as the Company’s mailing address, as needed, at no cost to the Company.

Indebtedness of Management

None; not applicable

Conflicts of Interest

None of our key personnel is required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities.  In the course of their other business activities, certain key personnel may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated.  As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each officer and director is, so long as he is an officer or director, subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.  If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity.  However, the officer or director may still take advantage of opportunities if we should decline to do so.  Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

PRINCIPAL ACCOUNTING FEES AND SERVICES.

Audit Fee

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of Heavenly Hot Dogs, Inc.’s annual financial statement and review of financial statements included in Heavenly Hot Dogs, Inc.’s 10-Q reports and services normally provided by the accountant in connection with statutory and regulatory filings or engagements were $7,500 for fiscal year ended 2012 and $7,500 for fiscal year ended 2011.

Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of Heavenly Hot Dogs, Inc.’s financial statements that are not reported above were $0 for fiscal year ended 2012 and $0 for fiscal year ended 2011.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were $0 for fiscal year ended 2012 and $0 for fiscal year ended 2011.

All Other Fees

The aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported above were $0 for fiscal year ended 2012 and $0 for fiscal year ended 2011.

We do not have an audit committee currently serving and as a result our board of directors performs the duties of an audit committee.  Our board of directors will evaluate and approve in advance, the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services.  We do not rely on pre-approval policies and procedures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

As described above, on September 9, 2013, Shannon Anderson, Chris Christopherson, Britany Puzzi, and Don Spivey were appointed to serve on our Board of Directors. On that date, Mr. Anderson was also appointed as our CEO, Mr. Christopherson as our vice-president, Ms. Puzzi as our secretary and Mr. Spivey as our CFO. Also on September 9, 2013, Mr. Shepard resigned from all director and officer positions. The Company is aware of no disagreements between Mr. Shepard and the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

On September 6, 2013, our majority stockholder and Board of Directors voted to amend Article I of our Articles of Incorporation to change our name from “Heavenly Hot Dogs, Inc.” to “B4MC Gold Mines, Inc.” The amendment to our Articles of Incorporation was unanimously adopted by written consent of our Board of Directors and our principal stockholder, Elwood Shepard, who owned 499,600 shares of our common stock, or 66.7% of our outstanding voting securities at the time of the vote (the “Majority Stockholder”) The amendment is effective as of the later of September 9, 2013 or the minimum time set out by the Nevada Revised Statutes.  No other votes were required or necessary to adopt the amendment to our Articles of Incorporation.

Section 5.06 -Change in Shell Company Status.

As a result of the consummation of the Asset Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Exhibits.

Exhibit No.

Title of Document

Location

10.2

Asset Purchase Agreement dated September 6, 2013

(Montana)

Attached

10.3

Nevada Claim Assignment dated September 6, 2013

Attached

10.4

Consulting Agreement (Red Rock) dated September 9, 2013

Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEAVENLY HOT DOGS, INC.

/s/ Shannon Anderson

Shannon Anderson

Chief Executive Officer

Dated:  September 10, 2013